Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements No.333-260801 and No. 333-199451 on Form S-8, and registration statements No. 333-270943, No. 333-263166, No. 333-260775, and No. 333-248740 on Form F-3 of our report dated March 13, 2024, with respect to the consolidated financial statements of ProQR Therapeutics N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

March 13, 2024